Exhibit 10.14

FORM OF CONTINGENT FORWARD PURCHASE CONTRACT

Leisure Acquisition Corp.
250 W. 57th Street, Suite 2223
New York, NY 10107

[           ] [•], 2017

HG Vora Special Opportunities Master Fund, Ltd.
330 Madison Avenue, 20th Floor
New York, NY 10017

Re: Contingent Forward Purchase Contract

Ladies and Gentlemen:

We are pleased to accept the offer HG Vora Special Opportunities Master Fund, Ltd. (the “Subscriber” or “you”) has made to purchase an aggregate of (i) 6,250,000 units (the “Units”) of Leisure Acquisition Corp., a Delaware corporation (the “Company”), each Unit comprising one share of Common Stock of the Company, par value $0.0001 per share (“Common Stock” or “Share”) and one-half of one warrant to purchase one Share (“Warrant”), for an aggregate purchase price of $62,500,000. The Units, Shares and Warrants, collectively, are hereinafter referred to as the “Securities.” Each whole Warrant is exercisable to purchase one Share at an exercise price of $11.50 per Share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units each comprising one share of Common Stock and one-half of one Warrant (the “IPO”) and (ii) thirty (30) days following the consummation of the Company’s initial business combination (the “Business Combination”) and expiring on the fifth anniversary of the consummation of the Business Combination. Only whole Warrants are exercisable. No fractional Warrants will be issued upon separation of the Units and no fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a Share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. The terms (this “Agreement”) on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are as follows:

1.                  Purchase of the Securities. For the sum of $62,500,000 (the “Purchase Price”), the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby agrees to purchase the Securities from the Company, subject to the terms and subject to the conditions set forth in this Agreement.

2.                  Representations, Warranties and Agreements.

2.1              Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1        No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3        Organization and Authority. The Subscriber is a Cayman Islands exempted company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Enforceability Exceptions”).

2.1.4        Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Subscriber’s investment in the Securities.

2.1.5        Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6        Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7        Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8        Restrictions on Transfer; Shell Company. Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9        No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission and such state Blue Sky, FINRA and NASDAQ consents and approvals as may be required.

2.2              Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1        Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3        Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber. The Company will reserve sufficient Shares to permit full exercise of the Warrants.

2.2.4        No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5        Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant thereto, and the authorization, issuance (or reservation for issuance) of the Securities, has been taken. This Agreement constitutes and, when issued, the Units and the Warrants will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

2.2.6        Capitalization. The authorized capital stock of the Company on the date hereof, consists of 100,000,000 shares of Common Stock, 7,187,500 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, no shares of which are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

3.                  Settlement Date and Delivery.

3.1              Closing. The settlement of the contingent forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and time as the closing of the Business Combination (the date of the Closing being referred to as the “Closing Date”). At the Closing, the Company will issue to the Subscriber the Units, registered in the name of the Subscriber, against delivery of the aggregate purchase price of $62,500,000 in cash via a wire to an account specified in writing by the Company no later than five (5) business days prior to the Closing.

3.2              Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

3.2.1        Representations. The representations made by the Subscriber in Section 2 of this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date.

3.2.2        Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities to the Subscriber.

3.2.3        Subscriber Consent. The Subscriber shall have given written consent (in its capacity as a party to this agreement and not as a director or existing stockholder), in accordance with Section 6.2 of this Agreement, to the Business Combination (which it may withhold at its sole discretion), which shall be withheld or granted no later than 12 pm midnight (EST) on the fifth business day following receipt of notification from the Company that the Board of the Company has set a meeting to consider entry into a definitive acquisition agreement for the Business Combination. The Business Combination shall be consummated concurrently with the Closing but only on substantially the terms approved by the Subscriber without any waiver of any failure to satisfy a condition to close the Business Combination, except for waivers of satisfying conditions to close the Business Combination the failure of which, in the aggregate, are immaterial.

3.3              Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

3.3.1        Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.3.2        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.3.3        Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities to the Subscriber.

3.3.4        Subscriber Consent. The Subscriber shall have given written consent (in its capacity as a party to this agreement and not as a director or existing stockholder), in accordance with Section 6.2 of this Agreement, to the Business Combination (which it may withhold at its sole discretion), which shall be withheld or granted no later than 12 pm midnight (EST) on the fifth business day following receipt of written notification from the Company that the Board of the Company has set a meeting to consider entry into a definitive acquisition agreement for the Business Combination. The Business Combination shall be consummated concurrently with the Closing but only on substantially the terms approved by the Subscriber without any waiver of any failure to satisfy a condition to close the Business Combination, except for waivers of satisfying conditions to close the Business Combination the failure of which, in the aggregate, are immaterial.

3.3.5        Ancillary Documents. The Company and Subscriber shall have entered into a registration rights agreement as described in Section 5.4, and an insider letter each in the last form previously provided to the Subscriber.

3.3.6        IPO Closing. The Company shall have consummated an IPO; provided, however, if the IPO raises less than $250 million in gross proceeds in the IPO, then the total number of Units purchased by Subscriber at Closing shall be decreased proportionally such that the total number of Units purchased by the Subscriber equals 25% of the number of Units sold in the IPO and the Purchase Price shall be decreased by the same such proportion.

4.                  Terms of the Units and Warrants.

4.1              The Warrants will be identical in all material respects to the Warrants to be included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with Continental Stock Transfer and Trust Company at or prior to the IPO (the “Warrant Agreement”), except that the Warrants: (i) will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and (ii) are exercisable on a “cashless” basis if held by Subscriber or its permitted transferees.

4.2              The Units and their component parts will be identical in all material respects to the units to be offered in the IPO except that the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will only become freely tradable upon the earlier of (i) their registration under the Securities Act with the Securities and Exchange Commission, either pursuant to the Registration Rights Agreement to be signed on or before the date of the Company’s registration statement to be filed in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), or otherwise, and (ii) the date upon which they become transferable without restriction pursuant to Rule 144 under the Securities Act.

5.                  Restrictions on Transfer.

5.1              Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) dated as of the closing of the IPO by and between Subscriber and the Company, which restrictions shall be no more restrictive than those to which the Subscriber is presently subject with respect to the shares of Common Stock of the Company the Subscriber previously acquired, and subject to the exceptions contained in Section 9(a) thereof, Subscriber agrees not to, except to an affiliate of the Subscriber, sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2              Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.”

5.3              Additional Units or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration (other than those occurring at the time of the IPO in connection with a change in the size of the offering), any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5.3 or into which such Securities thereby become convertible shall immediately be subject to this Section 5.3 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5.3 and Section 3. The Securities shall not be subject to forfeiture upon failure of the underwriters to exercise their over-allotment option in the IPO.

5.4              Registration Rights. Subscriber acknowledges that the Securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered under the Securities Act. As an inducement to Subscriber acquiring such Securities subject to such restrictions, the Company hereby agrees to enter into a Registration Rights Agreement with Subscriber prior to the closing of the IPO which shall be on the same terms as such registration rights granted to Hydra Management, LLC and Matthews Lane Capital Partners LLC.

6.                  Other Agreements.

6.1              Further Assurances. Each of the Company and Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2              Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3              Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company, substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4              Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5              Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6              Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, except to an affiliate of the Subscriber.

6.7              Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, except as set forth in Section 8.2.

6.8              Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof to the extent such principles would require or permit the application of the laws of another jurisdiction.

6.9              Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12          No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13          Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14          Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15          Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16          Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.                  Tender or Redemption of Shares. The Subscriber agrees not to tender any Shares in connection with a tender or redemption offer presented to the Company’s stockholders in connection with the Business Combination.

8.                  Indemnification.

8.1              Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

8.2              The Company shall indemnify the Subscriber, HG Vora Capital Management, LLC, and each of their respective members, partners, officers, employees and affiliates, including but not limited to Marcus Dunlop and Parag Vora (collectively, the “HGV Indemnitees”), against, and hold them harmless with respect to, any loss, cost, expense or damages (including reasonable attorney’s fees and expenses) (collectively, “Losses”) incurred as a result of any claim, action, proceeding or investigation brought, made, initiated or threatened against the Company or any HGV Indemnitee, in each case, arising out of or relating in any way to the Company's IPO or operations subsequent thereto, including but not limited to the Subscriber’s involvement as a strategic investor in the Company’s IPO, including the participation of certain HGV Indemnitees in connection therewith and in the Company's subsequent business combination process; provided, however, that the foregoing indemnification shall not apply to any claim, action, proceeding or investigation (i) brought, made, initiated or threatened by the Company as a result of the Subscriber's breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (ii) based upon or which involves any act or omission by an HGV Indemnitee not in good faith or which involves the gross negligence, intentional misconduct or a knowing violation of the law of an HGV Indemnitee. Each of the parties hereto agrees that the indemnification set forth in this Section 8.2 shall only apply to the extent that such Losses are not covered by insurance. Each HGV Indemnitee is deemed a beneficiary of this Section 8.2.

9.                  Trust Account Waiver. The Subscriber hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

LEISURE ACQUISITION CORP.

By:
Name:
Title:

Accepted and agreed this __________ day of _____________________, 2017.

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.,
   a Cayman Islands exempted company

By:	HG Vora Capital Management, LLC as investment adviser

By:
Name:
Title: